Exhibit 99.1
Media Contact:
pr@overstock.com

Investor Contact:
ir@overstock.com

Overstock Issues Statement Regarding Proposed tZERO Equity Investment
MOU signed to build strong partnership in Asia

SALT LAKE CITY - March 1, 2019 - Overstock.com, Inc. (NASDAQ:OSTK) has released the following statement from company CEO and founder and tZERO Executive Chairman Patrick M. Byrne on the status of an equity investment from GSR Capital and Makara Capital:

The previously-announced GSR equity investment in Overstock and tZERO has not been completed. However, we remain in discussions with GSR Capital and Makara Capital, a key partner of GSR Capital, regarding a potential transaction. Both have recently signed an MOU with tZERO outlining a transaction in which Makara and GSR would co-lead an investment of up to $100 million in tZERO common stock and close the transaction in April subject to due diligence, negotiation of binding contracts and regulatory approval. The investors would also assist with tZERO’s expansion in Asia and other regions of the world and link them with other key partners from their portfolios.

Following the recent successful launch of tZERO’s new security token trading technology, we are excited by the emerging partnerships and business opportunities in front of us. More information on Overstock’s retail and blockchain properties will be shared within our upcoming 2018 FY Earnings reporting. I urge you to join us for that discussion of our business at a time and date to be announced soon. Until then, I remain,

Your humble servant,

Patrick M. Byrne

About Overstock.com

Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Series A Preferred (Medici Ventures’ tZERO platform: OSTKP) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

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O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to tZERO’s business. Such forward-looking statements include all statements other than statements of historical fact, including words such as “anticipate,” “may,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “forecasts,” “project,” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on tZERO. Such forward-looking statements are not guarantees of future performance. Various factors could affect tZERO’s actual results and could cause such results to differ materially from estimates or expectations reflected in forward-looking statements, including factors relating to legal and regulatory developments, applications and/or interpretations of existing legal and regulatory requirements, technological developments and/or difficulties, general economic conditions, conditions in the capital markets and cryptocurrency markets, changes in investor confidence regarding tZERO’s ability to successfully operate its business and develop a trading system for security tokens, and other important factors. tZERO expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. This press release is neither an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Form 10-Q for the quarter ended September 30, 2018, which was filed with the SEC on November 9, 2018, and any subsequent filings with the SEC.

tZERO is not a registered broker-dealer, funding portal, investment adviser or investment manager and does not provide any brokerage services. tZERO takes no part in the negotiation or execution of secondary market transactions for the purchase or sale of securities and at no time has possession of investor funds or securities in connection with such transactions.  Secondary market trades will be executed by PRO Securities, LLC, a broker-dealer registered with the SEC and a member of FINRA and SIPC, through the PRO ATS.  More information about PRO Securities may be found at www.finra.org.

SOURCE: Overstock.com, Inc.